Exhibit 4.20

Dated [•],  2021

BETWEEN:

Q&K International Group Limited

(as Chargor)

AND

Shanghai Huarui Bank Co., Ltd.

(as Chargee)

SHARE CHARGE

TABLE OF CONTENTS

1.	INTERPRETATION	4
2.	CHARGOR'S COVENANTS	5
3.	SECURITY	6
4.	DEALINGS WITH CHARGED PROPERTY	7
5.	PRESERVATION OF SECURITY	7
6.	ENFORCEMENT OF SECURITY	9
7.	FURTHER ASSURANCES	11
8.	INDEMNITIES	11
9.	POWER OF ATTORNEY	12
10.	EXPENSES	12
11.	NOTICES	13
12.	ASSIGNMENTS	13
13.	MISCELLANEOUS	14
14.	LAW AND JURISDICTION	14
SCHEDULE 1 SHARE TRANSFER FORM		20

THIS SHARE CHARGE is made on [•], 2021

BETWEEN:

(A)	Q&K International Group Limited, a company incorporated under the laws of the Cayman Islands and having its registered office at Cricket Square, Hutchins Drive, P.O.

Box 2681, Grand Cayman KY1-1111, Cayman Islands (the “Chargor”); and

(B)	Shanghai Huarui Bank Co., Ltd. a company incorporated under the laws of PRC (the “Chargee”).

WHEREAS:

(A)

Each of Shanghai Qingke Public Rental Housing Leasing Management Co., Ltd. Shanghai Qingke Equipment Lease Co., Ltd. or Hangzhou Qingke Apartment Management Co., Ltd. as an indirectly owned subsidiary of the Chargor, as borrower (the “Borrower”), has entered into several loan agreements with Shanghai Huarui Bank Co., Ltd. as lender (the “Lender”) (the “Loan Agreements”, which have been attached hereto as Appendix A).

(B)

The Chargor has an authorized share capital of US$500,000 consisting of 50,000,000,000 shares, par value of US$0.00001 each, of which (i) 37,500,000,000 are designated as Class A ordinary shares; (ii) 2,500,000,000 are designated as Class B ordinary shares; and (iii) 10,000,000,000 are designated as preferred shares, of which, 77,100,000 Class A ordinary shares are registered in the name of the Chargor as treasury shares.

(C)

It is a condition precedent to the Chargee advancing the Loans (as defined below) to the Borrower that the Chargor shall execute this Charge in favor of the Chargee and the same is executed by the Chargor in consideration of the Chargee agreeing to advance the Loans to the Borrower and for other good and valuable consideration (the sufficiency of which the Borrower and the Chargor hereby acknowledge).

NOW THIS CHARGE WITNESSES as follows:

1.	INTERPRETATION

1.1	In this Charge (as defined below), the following words and expressions shall have the following meanings:

“Charge”	means this share charge;

“Charged Property”

means the Charged Shares and all dividends or other distributions, interest and other moneys paid or payable after the date hereof in connection therewith and all interests in and all rights accruing at any time to or in respect of all or any of the Charged Shares and all and any other property that may at any time be received or receivable by or otherwise distributed to the Chargor in respect of or in substitution for, or in exchange for, or on account of, any of the foregoing, including, without limitation, any shares or other securities resulting from the sub-division, consolidation, change, conversion or reclassification of any of the Charged Shares, or the reorganization, merger, or amalgamation of the Chargor with any other body corporate, or the occurrence of any event which results in the substitution or exchange of the Charged Shares (the rights to voting or dividends are only in so far as entitled under applicable law);

“Charged Shares”	77,100,000 Class A ordinary shares of the Chargor as described in Recital (B);

“Loans”

means the loans made available pursuant to the Loan Agreements; For avoidance of doubt, Appendix A is not an exhaustive list of all of the Loan Agreements and a “Loan Agreement” shall include a Loan Agreement listed in Appendix A and/or other agreement, or instrument associated with the foregoing Loan Agreements, among others, retention agreement, agreement of pledge on/assignment of accounts receivable, subordinated agreement, supplement agreement or a series of agreements, each as amended, novated, supplemented, extended or restated from time to time, whether executed as of the date hereof;

“Parties”	means the parties to this Charge collectively; “Party” means any one of them;

“Secured Obligations”	means all of the present and future payment and other obligations of the Obligors to the Lender under the Loan Agreement; and

“Security Period”

means the period commencing on the date of execution of this Charge and terminating upon discharge of the security created by this Charge by payment and/or discharge in full of the Secured Obligations.

1.2	In this Charge unless the context otherwise requires:
(a)

references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

(b)

references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clauses hereof or paragraphs of the schedule in which the reference appears;

(c)	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;
(d)	references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated;
(e)	references to assets include property, rights and assets of every description; and
(f)	references to any document are to be construed as references to such document as amended, restated or supplemented in any manner whatsoever from time to time.
2.	CHARGOR'S COVENANTS

The Chargor hereby covenants with the Chargee:

2.1

That the Chargor will, on demand of the Chargee and at the expense of the Chargor, execute and deliver to the Chargee or to such person or persons as the Chargee may nominate, such additional charge or charges of the Charged Property (or any part thereof) for the purpose of further securing the payment and discharge of all Secured Obligations, each such additional charge to be in such form as the Chargee may reasonably require;

2.2

That the Chargor shall, on request of the Chargee, provide to the Chargee immediately on receipt by the Chargor a copy of all notices, written consents, reports, accounts, circulars and other written communications issued by the Chargor or by any third party in respect of the Charged Shares;

2.3	That, except as expressly permitted under the Loan Agreements, the Chargor will not without the prior written consent of the Chargee:
(a)	permit any person other than the Chargor, the Chargee or any transferee nominated by the Chargee on enforcement of this Charge to be the registered holder of any of the Charged Shares;
(b)	permit any adverse variation of the rights attaching to the Charged Shares;
(c)	effect or permit the Chargor to be continued to another jurisdiction outside of the Cayman Islands;
(d)	effect or permit any scheme of arrangement, merger, consolidation, or other reorganization applicable to the Chargor; or
(e)	permit any amendment to the memorandum or articles of association of the Chargor that will adversely impact or alter the rights attaching to the Charged Shares.
2.4

That the Chargor shall within five(5) Cayman Islands business days from the date of this Charge make or procure the making of any necessary filing, registration or entries in its register of mortgages and charges maintained pursuant to section 54 of the Companies Act of the Cayman Islands (2021 Revision).

2.5

That the Chargor shall within five(5) Cayman Islands business days from the date of this Charge procure that there is entered a statement on the register of members of the Chargor as follows: “77,100,000 Class A ordinary shares held in the name of Q&K International Group Limited as treasury shares and represented by share certificate #[•] have been charged by it to Shanghai Huarui Bank Co., Ltd] (the “Chargee”) pursuant to a Share

Charge dated [•], 2021 made among Q&K International Group Limited as Chargor and the Chargee.”
3.	SECURITY
3.1

In consideration of the Chargee making the Loans available to the Borrower and as a continuing security for the Secured Obligations, the Chargor as legal and beneficial owner hereby assigns and agrees to assign to the Chargee all benefits, present and future, actual and contingent, accruing in respect of the Charged Property and hereby charges and agrees to charge in favor of the Chargee all of its interest in the Charged Property by way of a first fixed and floating charge.

3.2	The Chargor hereby agrees to deliver or cause to be delivered to the Chargee, no later than the date of this Charge:
(a)	duly executed undated share transfers in respect of the Charged Shares in favor of the Chargee or its nominees in the form set out in Schedule 1;
(b)	the share certificate(s) representing the Charged Shares (if any); and
(c)	an executed letter appointing a process agent and evidence that the process agent has accepted its appointment to the satisfaction of the Chargee.
3.3

The Chargor will deliver, or cause to be delivered, to the Chargee immediately upon the issue of any further Charged Shares, the items listed in Clauses 3.2 and in respect of all such further Charged Shares.

3.4	The Chargor hereby covenants that during the Security Period it will remain the legal and beneficial owner of the Charged Property (subject only to the Security hereby created) and that it will not:
(a)	create or suffer the creation of any Security (other than those created by this Charge) on or in respect of the whole or any part of the Charged Property or any of its interest therein; or
(b)	sell, assign, transfer or otherwise dispose of any of its interest in the Charged Property,

in any case not in compliance with the Loan Agreements and this Charge.

3.5

The Chargor and the Borrower shall remain liable to perform all the obligations assumed by each of them in relation to the Charged Property and the Chargee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor or the Borrower to perform its obligations in respect thereof.

3.6

Upon the Chargee being satisfied that the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, and following a written request therefor from the Chargor, the Chargee will, subject to being indemnified to its reasonable satisfaction for the costs and expenses incurred by the Chargee in connection therewith, release the security constituted by this Charge.

4.	DEALINGS WITH CHARGED PROPERTY
4.1	Unless and until an Event of Default has occurred:
(a)

the Chargor shall be entitled to exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof for all purposes not inconsistent with the terms of this Charge and/or the Loan Agreements (the rights to voting are only in so far as entitled under applicable law); and

(b)	the Chargor shall be entitled to receive all notices pertaining to the Charged Shares.
4.2

The Chargor shall pay all calls, instalments or other payments, and shall discharge all other obligations, which may become due in respect of any of the Charged Property and in an Event of Default, the Chargee may if it thinks fit make such payments or discharge such obligations on behalf of the Chargor. Any sums so paid by the Chargee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

4.3

The Chargee shall not have any duty to ensure that any distributions, interest or other moneys and assets receivable in respect of the Charged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Property or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption bonus, rights, preference, or otherwise on or in respect of, any of the Charged Property.

4.4

The Chargor hereby authorizes the Chargee to arrange at any time and from time to time after the occurrence of an Event of Default for the Charged Property or any part thereof to be registered in the name of the Chargee (or its nominee) thereupon to be held as so registered subject to the terms of this Charge.

5.	PRESERVATION OF SECURITY
5.1	It is hereby agreed and declared that:
(a)

the Security created by this Charge shall be held by the Chargee as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

(b)	the Security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other transaction security documents;
(c)	the Chargee shall not be bound to enforce any other security before enforcing the security created by this Charge;
(d)

no delay or omission on the part of the Chargee in exercising any right, power or remedy under this Charge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Chargee may deem expedient; and

(e)	any waiver by the Chargee of any terms of this Charge shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.
5.2

Any settlement or discharge under this Charge between the Chargee and the Chargor shall be conditional upon no security or payment to the Chargee by the Chargor or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Chargee shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

5.3

The rights of the Chargee under this Charge and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Chargor, the Chargee or any other person:

(a)	any time or waiver granted to or compromise with the Borrower, the Chargor or any other person;
(b)	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Borrower, the Chargor or any other person;
(c)	any legal limitation, disability, incapacity or other circumstances relating to the Borrower, the Chargor or any other person;
(d)	any amendment or supplement to the Loan Agreements, the memorandum and articles of association of the Chargor or any other document or security;
(e)	the dissolution, liquidation, merger, consolidation, reconstruction or reorganization of the Borrower, the Chargor or any other person; or
(f)	the unenforceability, invalidity or frustration of any obligations of the Borrower or any other person under the Loan Agreements or any other document or security.
5.4

Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full pursuant to the terms of the Finance Documents, the Chargor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Chargee of its rights under, or the security constituted by, this Charge or by virtue of any relationship between or transaction involving the Chargor and the Borrower (whether such relationship or transaction shall constitute the Chargor a creditor of the Company, a guarantor of the obligations of the Company or a party subrogated to the rights of others against the Company or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the Charged Shares):

(a)	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Chargee or any person;
(b)	exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;
(c)	exercise any right of set-off or counterclaim against the Borrower or any such co- surety;

(d)	receive, claim or have the benefit of any payment, distribution, security or indemnity from the Borrower or any such co-surety; or
(e)	unless so directed by the Chargee (when the Chargor will prove in accordance with such directions), claim as a creditor of the Borrower or any such co-surety in competition with the Chargee.
5.5

The Chargor shall hold in trust for the Chargee and forthwith pay or transfer (as appropriate) to the Chargee any such payment (including an amount equal to any such set- off), distribution or benefit of such security, indemnity or claim in fact received by it.

5.6

Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Chargee, the Chargee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Chargee for as long as it may think fit, any moneys received, recovered or realized under this Charge or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any immediate obligation to apply the same or any part thereof in or towards the discharge of such amount.

6.	ENFORCEMENT OF SECURITY
6.1

Upon the occurrence of an Event of Default the security hereby constituted shall become immediately enforceable and the Chargee may, at any time, without notice to, or consultation with, or the consent of, the Chargor so far as permitted by applicable law:

(a)

following the transfer of legal title of the Charged Shares to the Chargee or its nominee, and the Charged Shares ceasing to be treasury shares, solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in such manner as the Chargee may think fit (the rights to voting are only in so far as entitled under applicable law); and/or

(b)

following the transfer of legal title of the Charged Shares to the Chargee or its nominee, and the Charged Shares ceasing to be treasury shares, receive and retain all dividends, interest, distributions or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest, distributions or other moneys or assets to be held by the Chargee, until applied in the manner described in Clause 6.4, as additional security charged under and subject to the terms of this Charge and any such dividends, interest, distributions or other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Chargee and paid or transferred to the Chargee on demand (the rights to dividends are only in so far as entitled under applicable law); and/or

(c)	appoint by instrument any person to be a receiver of the Charged Property (the “Receiver”) and remove any Receiver so appointed and appoint another or others in his stead; and/or
(d)

subject to the express terms of the Loan Agreements sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price or prices as the Chargee may deem fit, and thereupon the Chargee shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of; and/or

(e)	complete any undated blank share transfer forms of all or any part of the Charged Property by dating the same and/or inserting its name or the name of its nominee as transferee.

6.2

The Chargee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any moneys assigned by this Charge or to enforce any rights or benefits assigned to the Chargee by this Charge or to which the Chargee may at any time be entitled hereunder.

6.3

Upon any sale of the Charged Property or any part thereof by the Chargee the purchaser shall not be bound to see or enquire whether the Chargee's power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Chargee, and the receipt of the Chargee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

6.4

Neither the Chargee nor its agents, managers, officers, employees, delegates or advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder, and in no event shall the Chargee be liable for consequential damages.

6.5

The Chargee shall not by reason of the taking of possession of the whole or any part of the Charged Property hereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realization or for any default or omission for which a mortgagee-in-possession might be liable.

6.6	In addition to all other rights or powers vested in the Chargee hereunder or by statute or otherwise, the Receiver may take such action in relation to the enforcement of this Charge to:
(a)	take possession of, redeem, collect and get in all or any part of the Charged Property;
(b)	raise or borrow money and grant security therefor over all or any part of the Charged Property;
(c)	appoint an attorney or accountant or other professionally qualified person to assist him in the performance of his functions;
(d)	do all acts and to execute in the name and on behalf of the Chargor any document or deed in respect of all or any part of the Charged Property;
(e)

in the name of the Chargor or in his own name, bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings m connection with all or any part of the Charged Property and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

(f)	sell, call in, collect and convert to money the Charged Property or any of it at such place and in such manner and at such price or prices as he shall think fit;
(g)

exercise any powers, discretion, voting or other rights or entitlements in relation to the Charged Property and generally to carry out any other action which he may in his sole discretion deem appropriate in relation to the enforcement of this Charge (the rights to voting are only in so far as entitled under applicable law);

(h)	make any arrangement or compromise which he shall think expedient; and
(i)	do all such other acts and things as may be considered to be incidental or conducive to any of the matters or powers aforesaid and which the Receiver lawfully may or can do as agent for the Chargor.

6.7

Every Receiver shall, so far as it concerns responsibility for his acts, be deemed to be an agent of the Chargor, which shall be solely responsible for his acts and defaults and for the payment of his remuneration and no Receiver shall at any time act as agent for the Chargee.

6.8

Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Chargee (or, failing such agreement, to be fixed by the Chargee) appropriate to the work and responsibilities involved, upon the basis of current industry practice.

7.	FURTHER ASSURANCES
7.1	The Chargor shall execute and do all such assurances, acts and things as the Chargee in its absolute discretion may require for:
(a)	perfecting, protecting or ensuring the priority of the Security hereby created (or intended to be created);
(b)	preserving or protecting any of the rights of the Chargee under this Charge;
(c)	ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall inure to the benefit of any assignee of the Chargee;

(d) facilitating the realization of the Charged Property or any part thereof; or

(e) exercising any power, authority or discretion vested in the Chargee under this Charge, in any such case forthwith upon demand by the Chargee and at the expense of the Chargor.

7.2

The Chargor shall provide such assurances and do all acts and things the Receiver may in his absolute discretion require for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder and the Chargor hereby irrevocably appoints the Receiver to be the lawful attorney-in-fact of the Chargor to do any act or thing and to exercise all the powers of the Chargor for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder.

8.	INDEMNITIES
8.1

The Chargor will indemnify and hold harmless the Chargee, the Receiver and each agent or attorney appointed under or pursuant to this Charge (each an “Indemnitee”) to the fullest extent permitted by applicable law from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges properly and reasonably suffered, incurred or made by the Chargee, the Receiver or such agent or attorney:

(a)	in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Charge;
(b)	in the preservation or enforcement of the Chargee's rights under this Charge or the priority thereof; or
(c)	on the release of any part of the Charged Property from the security created by this Charge,

and the Chargee, the Receiver or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Charge. All amounts recoverable by the Chargee, the Receiver or such agent or attorney or any of them shall be recoverable on a full indemnity basis.

8.2

If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Chargor or the bankruptcy or liquidation of the Chargor or for any other reason any payment under or in connection with this Charge is made or falls to be satisfied in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Charge (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Chargee when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Charge, the Chargor, as a separate and independent obligation, shall indemnify and hold harmless the Chargee against the amount of such shortfall. For the purposes of this Clause, “rate of exchange” means the rate at which the Chargee is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

9.	POWER OF ATTORNEY
9.1

The Chargor, by way of security and in order more fully to secure the performance of its obligations hereunder hereby irrevocably appoints the Chargee and the persons deriving title under it jointly and also severally to be its attorney:

(a)

to execute and complete in favor of the Chargee or its nominees or of any purchaser any documents which the Chargee may from time to time require for perfecting its title to or for vesting any of the Charged Property in the Chargee or its nominees or in any purchaser and to give effectual discharges for payments;

(b)

to take and institute on non-payment (if the Chargee in its sole discretion so decides) all steps and proceedings in the name of the Chargor or of the Chargee for the recovery of such moneys, property and assets hereby charged and to agree accounts;

(c)	to make allowances and give time or other indulgence to any surety or other person liable;
(d)	otherwise generally to act for it and in its name and on its behalf; and
(e)

to sign, execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in Clause 7) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.

9.2

The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do. In relation to the power referred to herein, the exercise by the Chargee of such power shall be conclusive evidence of its right to exercise the same.

10.	EXPENSES
10.1

The Chargor shall pay to the Chargee on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Chargee or for which the Chargee may become liable in connection with:

(a)	the negotiation, preparation and execution of this Charge;

(b)	the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under this Charge or the priority hereof;
(c)	any variation of, or amendment or supplement to, any of the terms of this Charge; and/or
(d)	any consent or waiver required from the Chargee in relation to this Charge, and in any case referred to in Paragraphs (c) and (d) regardless of whether the same is actually implemented, completed or granted, as the case may be.
10.2

The Chargor shall pay promptly any stamp, documentary and other like duties and taxes to which this Charge may be subject or give rise and shall indemnify the Chargee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Chargor to pay any such duties or taxes.

11.	NOTICES
11.1

Any notice required to be given hereunder shall be in writing in the English language, together with a Chinese translation, and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this Clause). Any notice sent by post as provided in this Clause shall be deemed to have been served five Business Days after dispatch and any notice sent by facsimile as provided in this Clause shall be deemed to have been served at the time of dispatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly dispatched to a current facsimile number of the addressee.

Chargor:	Q&K International Group Limited
Name:	Chengcai Qu
Address:	Suite 1607, Building A, No.596 Middle Longhua Road, Xuhui District, Shanghai, 200032, People's Republic of China
Chargee:	Shanghai Huarui Bank Co., Ltd
Name:	FuNing Hou
Address:	3rd Floor, Building 1 Jinkong Square, LuJiazui, Pudong District, Shanghai, CHINA
Fax:	8621-33268988

12.	ASSIGNMENTS
12.1

This Charge and all non-contractual obligations arising out of or in connection with it shall be binding upon and shall inure to the benefit of the Chargor and the Chargee and each of their respective successors and (subject as hereinafter provided) assigns and references in this Charge to any of them shall be construed accordingly.

12.2	The Chargor may not assign or transfer all or any part of its rights and/or obligations under this Charge.
12.3

The Chargee may assign or transfer all or any part of its rights or obligations under this Charge to any assignee or transferee with the consent of the Chargor, such consent not to be unreasonably withheld, provided that no such consent shall be required if an Event of Default affecting the Chargor has occurred and is continuing. The Chargee shall notify the Chargor promptly following any such assignment or transfer.

13.	MISCELLANEOUS
13.1

The Chargee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Chargee under this Charge in relation to the Charged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Chargee may think fit. The Chargee shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Chargee has acted reasonably in selecting such delegate.

13.2

This Charge, together with any documents referred to herein, contains the whole agreement between the Parties in respect of the subject matter of this Charge and supersedes and replaces any prior written or oral agreements, representations or understandings between them relating to such subject matter. The Parties confirm that they have not entered into this Charge on the basis of any representation that is not expressly incorporated into this Charge or the Finance Documents. However, nothing in this Charge purports to exclude liability for any fraudulent statement or act.

13.3	No variations of this Charge shall be effective unless made in writing and signed by each of the Parties.
13.4	The headings in this Charge are inserted for convenience only and shall not affect the construction of this Charge.
13.5	This Charge may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.
13.6

If any of the Clauses, Sub-Clauses, Paragraphs, conditions, covenants or restrictions of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such Clause, Sub- Clause, Paragraph, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

14.	LAW AND JURISDICTION
14.1

This Charge shall be governed by and construed in accordance with the laws of the State of New York and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the U.S. federal and state courts in the Borough of Manhattan in The City of New York, provided that nothing in this Clause shall affect the right of the Chargee to serve process in any manner permitted by law or limit the right of the Chargee to take proceedings with respect to this Charge against the Chargor in any jurisdiction nor shall the taking of proceedings with respect to this Charge in any jurisdiction preclude the Chargee from taking proceedings with respect to this Charge in any other jurisdiction, whether concurrently or not.

IN WITNESS whereof the Parties have caused this Charge to be duly executed as a deed the day and year first before written.

Chargor:		/s/ Chengcai Qu (Seal)
SIGNED as a DEED by	)
Chengcai Qu	)
authorized signatory for	)
Q&K International Group Limited	)
in the presence of:	)

Name: /s/ Lu Wang

           [Name of witness]

Chargee:

Shanghai Huarui Bank Co., Ltd

By: /s/ FuNing Hou

      Name: FuNing Hou

      Title: Legal Representative

(Seal)

Appendix A Loans Agreements

贷款序号	借款人	名称	签署日期	内容
1	上海青客设备租赁有限公司	《流动资金借款合同》(合同编号：ZHGS2016110400007)，包括对该协议的任何修订或补充	2016年9月26日	借款金额：75,000,000元 借款期限：2016年9月26日至2020年9月26日 借款利息：固定利率，年利率8.75% 担保方式：（1）金光杰提供连带责任保证担保；（2）上海青客电子商务有限公司提供连带责任保证担保；（3）上海青客投资咨询有限公司提供连带责任保证担保；（4）上海青客公共租赁租房租赁经营管理股份有限公司提供应收账款质押担保
		《借款展期合同》（合同编号：ZHGS2020060500009），包括对该协议的任何修订或补充 这份合同系上海青客设备租赁有限公司不能如期足额偿还编号为ZHGS2016110400007的《流动资金借款合同》，所形成的《借款展期合同》。	2020年6月7日	借款金额：9,000,000元 借款期限：2017年6月9日至2021年12月8日 借款利息：固定利率，年利率8.75% 担保方式：（1）金光杰提供连带责任保证担保；（2）上海青客电子商务有限公司提供连带责任保证担保；（3）上海青客投资咨询有限公司提供连带责任保证担保；（4）上海青客公共租赁租房租赁经营管理股份有限公司提供应收账款质押担保
		《借款展期合同》（合同编号：ZHGS2020071600001），包括对该协议的任何修订	2020年7月16日	借据1： 借款金额：9,000,000元 借款期限：2017年7月18日至2022年1月17日

贷款序号	借款人	名称	签署日期	内容
		或补充 这份合同系上海青客设备租赁有限公司不能如期足额偿还编号为ZHGS2016110400007的《流动资金借款合同》，所形成的《借款展期合同》。		借款利息：固定利率，年利率 8.75% 借据 2： 借款金额：9,000,000 元 借款期限：2017 年 8 月 23 日至 2022 年 2 月 22 日 借款利息：固定利率，年利率 8.75% 担保方式：（1）屈成才提供连带责任保证担保；（2）上海青客电子商务有限公司提供连带责任保证担保；（3）上海青客投资咨询有限公司提供连带责任保证担保；（4）上海青客公共租赁租房租赁经营管理股份有限公司提供应收账款质押担保
		《流动资金借款合同》(合同编号：ZHGS20201216000001），包括对该协议的任何修订或补充	2020 年 12 月 11 日	借款金额：8,997,542.35 元 借款期限：2020 年 12 月 11 日至 2022 年 12 月 10 日 借款利息：固定利率，年利率 7.5% 担保方式：（1）上海青客电子商务有限公司提供连带责任保证担保；（2）上海青客投资咨询有限公司提供连带责任保证担保
2	上海青客公共租赁租房租赁经营管理股份有限公司	《流动资金借款合同》(合同编号：ZHGS20200429000001），包括对该协议的任何修订或补充	2020 年 4 月 29 日	借款金额：50,000,000 元 借款期限：2020 年 4 月 30 日至 2021 年 10 月 29 日 借款利息：固定利率，年利率 7.5% 担保方式：（1）金光杰提供

贷款序号	借款人	名称	签署日期	内容
				连带责任保证担保；（2）上海青客公共租赁租房租赁经营管理股份有限公司提供最高额抵押担保；（3）苏州青客信息科技有限公司提供最高额抵押担保。
		《流动资金借款合同》(合同编号：ZHGS20200528000001），包括对该协议的任何修订或补充	2020年5月31日	借款金额：50,000,000元 借款期限：2020年5月28日至2021年11月27日 借款利息：固定利率，年利率7.5% 担保方式：（1）金光杰提供连带责任保证担保
		《流动资金借款合同》(合同编号：ZHGS20201216000002），包括对该协议的任何修订或补充	2020年12月11日	借款金额：25,929,186.07元 借款期限：2020年12月11日至2022年12月10日 借款利息：固定利率，年利率7.5% 担保方式：（1）上海青客电子商务有限公司提供连带责任保证担保；（2）上海青客投资咨询有限公司提供连带责任保证担保
3	杭州青客公寓管理有限公司	《流动资金借款合同》(合同编号：ZHGS2018101500002），包括对该协议的任何修订或补充	2018年10月12日	借款金额：208,000,000元 借款期限：2018年10月12日至2022年10月11日 借款利息：固定利率，年利率7.5% 担保方式：（1）金光杰提供连带责任保证担保；（2）上海青客公共租赁租房租赁经营管理股份有限公司提供最高额抵押担保；（3）苏州青

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